As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BB&T Corporation	North Carolina	56-0939887
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Johnson, Jr.

Senior Executive Vice President,

General Counsel, Secretary and

Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Squire Patton Boggs (US) LLP

221 E. Fourth St., Suite 2900

Cincinnati, Ohio 45202

Telephone: (513) 361-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestments plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $5.00 per share
Preferred Stock
Depositary Shares
Debt Warrants (4)
Equity Warrants (5)
Stock Purchase Contracts
Stock Purchase Units
Units (6)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant.
(3)	This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of other securities of the Registrant that may be sold in a market-making transaction by an affiliate of the Registrant. All such market-making transactions with respect to these securities that are made pursuant to a prospectus supplement after the effectiveness of this Registration Statement are being made pursuant to the base prospectus contained in this Registration Statement.
(4)	Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.
(5)	Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.
(6)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

Explanatory Note

The base prospectus included in this Registration Statement may be used:

•	by BB&T Corporation and/or one or more selling securityholders to be identified in the future in connection with offerings of its senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, debt warrants, equity warrants, stock purchase contracts, stock purchase units and units; and

•	by affiliates of BB&T Corporation, including BB&T Capital Markets, a division of BB&T Securities, LLC, in market-making transactions in the securities described in the table above after they are initially offered and sold and in other securities of BB&T Corporation offered and sold under prior registration statements.

PROSPECTUS

BB&T CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

These securities may be offered and sold from time to time by us, and also may be offered and sold from time to time by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement and pricing supplement, if any, carefully before you invest in securities described in the applicable prospectus supplement and pricing supplement, if any.

This prospectus, together with the relevant pricing supplement, if any, and prospectus supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

BB&T Capital Markets, a division of BB&T Securities, LLC, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because BB&T Capital Markets, a division of BB&T Securities, LLC has a conflict of interest pursuant to FINRA Rule 5121 (“Rule 5121”), the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

These securities are unsecured and are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Our common stock is listed on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101. Our telephone number is (336) 733-2000.

Investing in these securities involves risks. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

The date of this prospectus is June 30, 2017.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus, the prospectus supplement and the pricing supplement, if any.

-i-

-ii-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, business plans and future performance that are based on the beliefs and assumptions of our management and the information available to our management at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•	general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;

•	disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the potential exit of the United Kingdom from the European Union and the economic slowdown in China;

•	changes in the interest rate environment, including interest rate changes made by the Federal Reserve Board of Governors, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to BB&T;

•	a reduction may occur in BB&T’s credit ratings;

•	adverse changes may occur in the securities markets;

•	competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T;

•	cybersecurity risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect BB&T’s business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions;

•	natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operations or the ability or willingness of customers to access the services BB&T offers;

•	costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected;

•	failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations;

•	significant litigation and regulatory proceedings could have a material adverse effect on BB&T;

•	unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T’s operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T’s financial conditions and results of operations;

•	risks resulting from the extensive use of models;

•	risk management measures may not be fully effective;

•	deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations;

•	higher than expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T’s financial condition and results of operations and could result in significant additional costs to BB&T; and

•	widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T’s financial condition and results of operations.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2016;

(2)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

(3)	our Current Reports on Forms 8-K filed on January 4, 2017, February 22, 2017 March 21, 2017, April 24, 2017, April 27, 2017 and June 29, 2017; and

(4)	the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the later of (i) the termination of the offering of the securities are incorporated by reference in this prospectus and (ii) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). However, unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference. Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of any securities by any selling securityholders.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, Squire Patton Boggs (US) LLP, or by other counsel named in the applicable prospectus supplement or pricing supplement, if any, and for any underwriters or agents, by counsel selected by such underwriters or agents. As of the date of this prospectus, Mr. Johnson beneficially owns, or has the right to acquire, an aggregate of less than 1% of BB&T’s common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to BB&T Corporation’s Current Report on Form 8-K dated April 24, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BB&T CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

PROSPECTUS

June 30, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement are as follows:

SEC registration fee	$	*	(1)
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee and depositary fees and expenses		*
TOTAL	$	*	(1)

(*)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

BB&T’s bylaws provide for the indemnification to the fullest extent permitted by law of any director or officer of the Registrant against liabilities and expenses arising out of his or her status or activities as such, excluding any liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by such person to be clearly in conflict with the best interest of BB&T.

BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy. Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 30, 2017.

BB&T CORPORATION

By:	*
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2017.

By:	*	By:	*
Name:	Kelly S. King	Name:	Daryl N. Bible
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Title:	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	*	By:	*
Name:	Cynthia B. Powell	Name:	Jennifer S. Banner
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)	Title:	Director

By:	*	By:	*
Name:	K. David Boyer, Jr.	Name:	Anna R. Cablik
Title:	Director	Title:	Director

By:	*	By:	*
Name:	James A. Faulkner	Name:	I. Patricia Henry
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Eric C. Kendrick	Name:	Louis B. Lynn, Ph.D.
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Charles A. Patton	Name:	Nido R. Qubein
Title:	Director	Title:	Director

By:	*	By:	*
Name:	William J. Reuter	Name:	Tollie W. Rich, Jr.
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Christine Sears	Name:	Thomas E. Skains
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Thomas N. Thompson	Name:	Stephen T. Williams
Title:	Director	Title:	Director

*By:	/s/ Robert J. Johnson, Jr.
Name:	Robert J. Johnson, Jr.
Title:	Attorney-in-Fact

Exhibit Index

Exhibit No.	Description	Location

1.1	Form of Distribution Agreement.	*

1.2	Form of Underwriting Agreement.	*

3(i)	Articles of Incorporation of BB&T Corporation, as amended and restated April 30, 2014.	Incorporated herein by reference to Exhibit 3(i) of the Current Report on Form8-K, filed May 2, 2014.

3(ii)	Articles of Amendment of BB&T Corporation, dated as of March 4, 2016.	Incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K, filed March 9, 2016.

3(iii)	Bylaws of BB&T Corporation, as amended and restated December 20, 2016.	Incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed December 22, 2016.

4.1	Indenture Regarding Senior Securities (including form of Senior Debt Security) between BB&T Corporation and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996.	Incorporated herein by reference to Exhibit 4(c) of Form S-3 Registration Statement, No. 333-02899, filed April 26, 1996.

4.2	First Supplemental Indenture, dated May 4, 2009, to the Indenture Regarding Senior Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K, filed May 4, 2009.

4.3	Indenture Regarding Subordinated Securities (including Form of Subordinated Debt Security) between BB&T Corporation and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996.	Incorporated herein by reference to Exhibit 4(d) of Form S-3 Registration Statement, No. 333-02899, filed April 26, 1996.

4.4	First Supplemental Indenture, dated as of December 23, 2003, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.5 of the Annual Report on Form 10-K, filed February 27, 2009.

4.5	Second Supplemental Indenture, dated as of September 24, 2004, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.7 of the Annual Report on Form 10-K, filed February 26, 2010.

4.6	Third Supplemental Indenture, dated May 4, 2009, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.6 of the Current Report on Form 8-K, filed May 4, 2009.

Exhibit No.	Description	Location
4.7	Specimen Certificate of Common Stock.	Incorporated by reference to Exhibit 4.10 to BB&T’s Registration Statement on Form S-8 (File No. 333-116488), filed June 15, 2004.

4.8	Form of Articles of Amendment for Preferred Stock.	*

4.9	Form of Senior Debt Securities.	*

4.10	Form of Subordinated Debt Securities.	*

4.11	Form of Debt Securities Warrant Agreement.	*

4.12	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.13).	*

4.13	Form of Equity Securities Warrant Agreement.	*

4.14	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.15).	*

4.15	Form of Deposit Agreement.	*

4.16	Form of Depositary Receipt.	*

5.1	Opinion of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T.	Filed herewith.

5.2	Opinion of Squire Patton Boggs (US) LLP.	Filed herewith.

12	Computation of Ratio of Earnings to Fixed Charges.	Incorporated by reference to Exhibit 12 to BB&T’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed, April 24, 2017.

23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

23.2	Consent of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T.	Included in Exhibit 5.1.

23.3	Consent of Squire Patton Boggs (US) LLP.	Included in Exhibit 5.2.

24.1	Powers of Attorney.	Filed herewith.

24.2	Certified Resolution of the Board of Directors of BB&T Corporation.	Filed herewith.

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Senior Indenture.	Filed herewith.

25.2	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Subordinated Indenture.	Filed herewith.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.